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                                                                   EXHIBIT 10(m)
                               Energen Corporation
                    Officer Split Dollar Life Insurance Plan

                        SPLIT DOLLAR INSURANCE AGREEMENT


THIS SPLIT DOLLAR INSURANCE AGREEMENT ("Agreement"), made as of this 15th day of May, 2000 by and between ENERGEN CORPORATION (the "Company") and SAMPLE EMPLOYEE (the "Participant").

                              W I T N E S S E T H :

         WHEREAS, ENERGEN CORPORATION has adopted the ENERGEN CORPORATION Officer Split Dollar Life Insurance Plan ("Plan") for the benefit of certain employees in order to assist those employees in providing a death benefit for their beneficiaries;

         WHEREAS, the Company and the Participant desire to enter into this Split Dollar Insurance Agreement to set forth the terms and conditions under which the parties will jointly acquire and maintain life insurance protection on the life of SAMPLE EMPLOYEE (the "Employee") pursuant to the Plan;

         NOW, THEREFORE, in consideration of the premises and the mutual promises contained herein, and intending to be legally bound hereby, the Company and the Participant agree as follows:

         1. DEFINITIONS. The following terms shall have the following meanings:

         (a) "Disability" means the time period during which the Employee is receiving benefit payments under a long term disability plan of the Company or a Subsidiary, as amended from time to time, for a condition which occurred while the Employee was employed by the Company or a Subsidiary and which renders an Employee disabled as defined under the applicable long term disability plan.

         (b) "Insurer" means the insurance company described in Schedule A to this Agreement.

         (c) "Maturity Date" means the date described in Schedule A to this Agreement.

         (d) "Policy" means the life insurance policy or policies insuring the life of the Employee as described in Schedule A of this Agreement. If more than one policy is described in Schedule A, except as otherwise specifically provided in this Agreement, all such policies will be collectively treated as one policy for purposes of this Agreement.

         Other capitalized terms not defined above shall have the meaning specified in the Plan.


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         2.       APPLICATION FOR INSURANCE; OWNERSHIP OF THE POLICY.
Application shall be made to the Insurer for issuance of a life insurance policy or policies insuring the Employee's life and in such amount as determined by the Company. When the Policy is issued, the policy number(s) shall be recorded on Schedule A. The Company and the Participant shall jointly own the Policy and, subject to this Agreement, shall jointly exercise all ownership rights, which the Policy grants to the policy owner. The Company's obligations under this Agreement are expressly conditioned on issuance of the Policy upon such underwriting classification and premium amount as are acceptable to the Company in the exercise of its sole and absolute discretion.

         3. PREMIUM PAYMENTS. The Company shall determine, in its sole and absolute discretion, the premium amounts, if any, paid with respect to the Policy. All premiums paid with respect to the Policy shall be paid by the Company.

         4.       POLICY INTERESTS.

         (a) Company's Policy Interest. The Policy interests described in this Subsection 4(a) shall be referred to as the "Company's Policy Interest."

                  (1) In the event of the surrender or cancellation of the Policy during the term of this Agreement, the Company's Policy Interest is limited to its right to recover a portion of the cash surrender value equal to the lesser of (i) the cumulative amount of Policy premiums paid by the Company or (ii) the entire Policy cash surrender value.

                  (2) Upon the Employee's death during the term of this Agreement, the Company's Policy Interest is the greater of (i) the entire death benefit payable under the Policy reduced by the death benefit payable to the Participant's beneficiary as provided in Subsection 4(b)(2) or (ii) an amount equal to the cumulative amount of Policy premiums paid by the Company.

                  (3) The Company's tax basis in the Policy shall be equal to the cumulative amount of Policy premiums paid by the Company.

         (b) Participant's Policy Interest. The Policy interests described in this Subsection 4(b) shall be referred to as the "Participant's Policy Interest."

                  (1) In the event of the surrender or cancellation of the Policy during the term of this Agreement, the Participant's Policy Interest shall be the excess, if any, of the entire Policy cash surrender value minus the Company's Policy Interest described in Subsection 4(a)(1) above.

                  (2) Upon the Employee's death during the term of this Agreement, the Participant's Policy Interest payable to the Participant's beneficiary is the lesser of (i) the Participant's Death Benefit specified in Schedule A payable in the policy year of the Employee's death or (ii) the entire death benefit payable under the Policy reduced by the cumulative amount of Policy premiums paid by the Company.

         (c) Allocation of Policy Values. During the term of this Agreement, the Company shall have the sole right to allocate Policy values among the Policy's sub-account funds. The


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Participant hereby agrees to hold the Company harmless from and against any and all claims, including without limitation performance of the Policy's sub-account funds, arising out of its allocation of Policy values among the Policy's sub-account funds.

         (d) Beneficiary Designation. The Company and Participant agree that the beneficiary designation for the payment of death proceeds in the Policy Application shall be completed so that the Company will be entitled to receive proceeds equal to the Company's Policy Interest and the Participant's beneficiary will be entitled to receive proceeds equal to the Participant's Policy Interest. The Participant may change its designated beneficiary at any time upon notification to the Insurer and completion of the proper beneficiary designation forms.

         (e) Policy Loans. Neither the Company nor the Participant shall have the right to obtain policy loans without in each case obtaining the express written consent of the other party. The Company's Policy Interest and the Participant's Policy Interest shall be appropriately reduced by the amount of their respective outstanding policy loans. If such reduction causes a party to have a negative Policy Interest, the party must immediately repay such part of the loan as is necessary to increase such Policy Interest to at least $0.00 (zero dollars).

         (f) Misrepresentation, Suicide. If the Employee dies during the first two years after the Policy issued under the Plan is in force, and any material misrepresentation was made in the policy application that would have resulted in a different classification or rating or in insurance not being accepted or if for any reason a claim for benefits under the Policy is denied, then no payments will be made hereunder to the Participant or his beneficiary and the Agreement shall terminate. If the Employee dies from suicide during the first year the Policy issued under the Plan is in force, then no payments will be made hereunder to the Participant or his beneficiary and the Agreement shall terminate.

         (g) Rights Limited to Policy. This Agreement is an agreement with respect to the sharing of rights and benefits under the Policy and does not create any right to benefits beyond those actually available under the Policy. NEITHER THE COMPANY, THE PARTICIPANT NOR THE EMPLOYEE MAKES ANY REPRESENTATION OR WARRANTY WITH RESPECT TO THE SOLVENCY OF THE INSURER, THE INSURER'S PRESENT OR FUTURE ABILITY TO HONOR DEATH BENEFIT CLAIMS OR CASH VALUE WITHDRAWALS UNDER THE POLICY, OR AS TO WHAT IF ANY CASH VALUE MAY ACCRUE UNDER THE POLICY.

         5.       TERMINATION OF AGREEMENT.

         (a) This Agreement shall terminate without notice upon occurrence of any of the following:

                  (1) Termination of the Employee's employment with the Company and all Subsidiaries or any successor thereto for any reason; provided, however, the Employee shall not be considered as having terminated employment during the period of the Employee's Disability;

                  (2)      The Maturity Date;


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                  (3)      The death of the Employee, provided that the Insurer
shall pay a death benefit in accordance with Section 4 of this Agreement;

                  (4)      Termination of the Plan;

                  (5)      Insolvency of the Company; or

                  (6) Written notice to the Company from the Participant requesting termination of this Agreement.

         Notwithstanding paragraph (1) above, the Company can elect to delay termination of this agreement upon the termination of the Employee's employment with the Company or a Subsidiary to any date which will occur prior to the Maturity Date. The Company's election to delay termination shall be made within thirty (30) days following the termination of the Employee's employment by written notice to the Participant of such delay of termination specifying the delayed date of termination of this Agreement. Provided, however, at any time after the Company's election to delay termination of this agreement, the Participant shall have the right to terminate this agreement pursuant to paragraph (6) above on any date prior to the date specified by the Company for termination.

         (b) Upon termination of this Agreement other than on account of the death of the Employee, the Company and Participant shall immediately cause the joint ownership of the Policy to be severed by dividing the Policy into two separate policies in proportion to the Company's and Participant's interest in the Policy's cash surrender value before reduction for policy loans. Upon such severance, the Company shall receive a pro-rata separate policy with a cash surrender value equal to the Company's interest in the Policy's cash surrender value and the Participant shall receive a pro-rata separate policy with a cash surrender value equal to the Participant's interest in the Policy's cash surrender value. If there are outstanding policy loans at the time of such severance, each party's pro-rata separate policy shall be subject to that party's outstanding policy loan. The Company and Participant agree to immediately execute any documents necessary to cause the Policy to be divided into such separate pro-rata policies. Notwithstanding anything herein to the contrary, if the Participant does not have an interest in the Policy's cash surrender value upon termination of this Agreement, the Participant shall thereupon immediately surrender and transfer its interest in the Policy to the Company by immediately executing any documents necessary to assign and release all of its interest in the Policy to the Company, and the Company shall become the sole owner of the Policy.

         6.       ASSIGNMENT.

         (a) The Participant may at any time transfer or assign his interest in the Policy and his rights and obligations under this Agreement to a third party or parties. Subject to this Agreement, upon any such transfer, all of the Participant's interest in the Policy and rights and obligations under this Agreement shall be vested in the transferee or transferees, who shall be substituted for the Participant as a party or parties hereto, and the Participant shall have no further interest in the Policy or rights under this Agreement.

         (b) The Company may assign its rights, interest and obligations under this Agreement; provided, however, any such assignment shall be subject to the terms of this


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Agreement; and provided further, however, the Company shall remain liable to discharge its obligations under this Agreement.

         7.       ERISA.

         (a) This Plan is intended to be a "welfare plan" maintained for a select group of management or highly compensated employees under the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          (b) Claims: For claims procedure purposes, the "Claims Manager" shall be the Human Resources Department of the Company and such other persons as may be designated from time to time in writing by the Plan Administrator.

                  (1) If for any reason a claim for benefits under this Agreement is denied, in whole or in part, the Claims Manager shall deliver to the claimant a written explanation setting forth the specific reasons for the denial, pertinent references to the section of the Agreement, the Policy, or the Plan on which the denial is based, such other data or information as may be pertinent for the claimant to perfect his claim and information on the procedures to be followed by the claimant in obtaining a review of the claim, all written in a manner calculated to be understood by the claimant. For this purpose:

                           (i)      The claimant's claim shall be deemed filed
when presented orally or in writing to the Claims Manager.

                           (ii)     The Claims Manager's explanation shall be in
writing delivered to the claimant within ninety (90) days of the date the claim is filed (plus an additional 90 days if required for processing provided notice of the additional 90-day extension of time, indicating the specific circumstances requiring the extension and the day by which a decision shall be rendered, is given to the claimant within the first 90-day period). If a claimant does not receive a decision within such 90-day or 180-day period, as the case may be, the claim shall be deemed to have been denied in full.

                  (2) The claimant shall have sixty (60) days following receipt of the denial of the claim to file with the Claims Manager a written request for review of the denial. For such review, the claimant or the claimant's representative may submit pertinent documents and written issues and comments.

                  (3) The Plan Administrator shall decide the issue on review and furnish the claimant with a copy of the decision within sixty (60) days of receipt of the claimant's request for review of the claim unless special circumstances require an extension of time, in which case such decision shall be rendered not later than 120 days after receipt of the request. If an extension of time for review is required, written notice of the extension shall be furnished to the claimant prior to the commencement of the extension. The decision on review shall be in writing and shall include specific reasons for the decision written in a manner calculated to be understood by the claimant, as well as specific references to the pertinent provisions of the Agreement, the Policy, or the Plan on which the decision is based. If a copy of the decision is not so furnished to the claimant within such sixty (60) days or 120 days, as the case may be, the claim shall be


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deemed denied on review. To the extent permitted by applicable law, the decision of the Claims Manager and the Plan Administrator shall be final and binding upon all parties.

         8. ENTIRE AGREEMENT; AMENDMENT. The Plan and the Policy are made a part hereof and are incorporated herein by reference. The Plan, the Policy, this Agreement and any written amendments thereto contain all the terms and provisions of the parties' rights and obligations relating to the subject hereof and shall constitute the entire agreement of the parties, any other alleged terms or provisions being of no effect. This Agreement may not be amended or modified except by a written instrument signed by all parties hereto.

         9. LIABILITY OF COMPANY. The benefits provided by the Insurer shall be governed by the terms of the Policy. All such benefits are provided solely by the Insurer and are subject to the Insurer's ability to pay benefits. The Company does not guarantee the Insurer's payments under the Policy.

         10. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the Company and any successor or transferee, the Participant (and the Participant's heirs, executors, administrators and transferees), and any Policy beneficiary.

         11. MERGER OR CONSOLIDATION. In the event of a merger or a consolidation by the Company with another corporation, or the acquisition of substantially all of the assets or outstanding stock of the Company by another corporation, then and in such event the obligations and responsibilities of the Company under this Agreement shall be assumed by any such successor or acquiring corporation, and all of the rights, privileges and benefits of the Participant under this Agreement shall continue.

         12. NO EMPLOYMENT AGREEMENT. This Agreement is not an employment agreement and nothing in this Agreement changes or in any way affects the Company's or a Subsidiary's right to terminate the Employee's employment.

         13. NO GUARANTEE OF ANY PARTICULAR TAX RESULTS. Neither the Company nor any of its agents, consultants or advisors guarantee any particular income tax treatment of this Agreement, the Plan, and the Policy, including but not limited to tax treatment of any premiums paid by either party, the cash value of the Policy, or any proceeds of the Policy. The Participant acknowledges that while the Agreement is in effect the Employee is subject to income taxation each year on the excess, if any, of the value of the economic benefit attributable to the life insurance protection provided to the Participant under this Agreement over the Participant's premium payment for such year and further acknowledges that there may be other income tax consequences due to the character of split dollar policies. The Participant also acknowledges that although the Policy appears not to be a Modified Endowment Contract ("MEC") as defined in Section 7702A of the Internal Revenue Code of 1986, as amended, it may nevertheless be or become a MEC. Under a MEC, cash withdrawals and Policy loans are taxed to the extent there are earnings in the Policy, and may be subject to an additional tax.

         14. PARTICIPANT ADVISORS. The Participant represents that the Participant has consulted with such attorneys and other advisors as the Participant deems necessary and has not


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relied and does not rely upon the Company's advice or statements in entering into this Agreement.

         15. PARTICIPANT'S INTEREST IS EXEMPT FROM CREDITORS (TO THE EXTENT PERMITTED BY LAW). To the extent enforceable under applicable law, neither the Participant's interest in the Policy and this Agreement nor any part thereof is subject in any manner to (a) any claims of any creditor of the Participant or the Company, (b) the debts, contracts, liabilities or torts of the Participant or the Company, or (c) voluntary or involuntary transfer to, on behalf of, or on account of any creditor of the Participant or the Company. If any person or entity attempts to take any action contrary to this Section and if this Section is enforceable under applicable law, such action will have no effect, and the Company and the Participant will disregard the action, will not in any manner be bound by it, and will not incur any liability on account of it or the disregard of it.

         16. MISCELLANEOUS. Where appropriate in this Agreement, words used in the singular shall include the plural. This Agreement and all rights hereunder are governed by ERISA and, to the extent that state law is applicable, the laws of the State of Alabama shall govern this Agreement.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                 ENERGEN CORPORATION


                                 By:
                                    --------------------------------------------
                                    Vice President - Human Resources

                                 PARTICIPANT

                                 ---------------------------
                                 SAMPLE EMPLOYEE


                                   SCHEDULE A


      TO SPLIT DOLLAR INSURANCE AGREEMENT ("AGREEMENT") DATED MAY 15, 2000
                 BETWEEN ENERGEN CORPORATION AND SAMPLE EMPLOYEE

1.       Insured:  Sample Employee

2.       Insurer:   Sun Life Assurance Company of Canada (U.S.)

3.       Policy Number: ____________________________

4.       Maturity Date:  The date on which the Employee attains age ___.


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5.       Participant Death Benefit:  During the term of this Agreement and upon the Employee's death, the Policy death benefit payable to the Participant's beneficiary is:

                     Period Ending                        Amount


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